UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________________________________________
FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 11, 2016

_____________________________________________________________
MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
_____________________________________________________________

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 11, 2016, Maxwell Technologies, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Viex Capital Advisors, LLC and certain of its affiliates named therein (collectively, “Viex”), which beneficially own approximately 3.5% of the outstanding common stock of the Company (the “Common Stock”). The following is a summary of the material terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.
Pursuant to the Agreement, the Company agreed that the Board of Directors of the Company (the “Board”) will (i) increase the size of the Board to nine directors and (ii) promptly following the execution of the Agreement but no later than ninety calendar days from the date of execution of the Agreement, use its reasonable best efforts to appoint one new independent director (the “New Independent Director”) to the Board as a Class I director continuing in office until the 2018 annual meeting of stockholders, such director to be mutually agreed upon by the Company and Viex. If the New Independent Director is unable to serve as a director, resigns as a director or is removed during the Standstill Period, as defined below, the Company and Viex shall appoint a replacement director in accordance with the terms of the Agreement.
In addition, the Board will nominate two incumbent directors, Burkhard Goeschel and David Schlotterbeck (the “Incumbent Directors”), for election to the Board at the 2016 annual meeting of stockholders (the “2016 Annual Meeting”) as Class II directors with terms expiring at the 2019 annual meeting of stockholders, and will not nominate any persons other than the Incumbent Directors for election at the 2016 Annual Meeting. In the event that a Board vacancy exists and remains unfulfilled by December 31, 2016, and if Viex continues to beneficially own a net long position of at least three percent of the Company’s outstanding common stock, an additional independent director, mutually agreed upon by the Company and Viex, will be appointed to the Board.
The Company also agreed that prior to the date that is ten business days prior to the deadline for the submission of stockholder proposals for the 2017 annual meeting of stockholders (the “2017 Annual Meeting”) pursuant to the Company’s Bylaws (the “Standstill Period”), the Board will not be increased to more than nine members, nor will the Company seek to change the classes on which directors serve. In addition, the Company agreed that it will not take any action to waive the age limitations for director re-nominations prior to the 2017 Annual Meeting, and that immediately following the 2017 Annual Meeting, the Board will be set at eight members.
The Agreement further provides that the Company will submit, recommend and solicit proxies in favor of a resolution for consideration by its stockholders at the 2016 Annual Meeting to declassify the Company’s Board to provide for the annual election of all directors (the “Declassification Proposal”). If the Declassification Proposal is approved by the Company’s stockholders, the first of such annual election of directors with one year terms would take place at the 2017 Annual Meeting.

The Agreement further provides that Viex will continue to have the right to vote its shares of common stock through the 2016 Annual Meeting and will vote all of such shares (i) in favor of the election of the Incumbent Directors, (ii) in favor of the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal,” (iv) in favor of the Declassification Proposal, (v) in favor of the Company’s proposal to amend its Restated Certificate of Incorporation to increase the amount of authorized common stock and (v) to approve an increase in the number of shares of common stock reserved for issuance under the 2013 Omnibus Equity Plan by 2,400,000 shares, provided, however, that to the extent that the recommendation of both Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) differs from the Board’s recommendation with respect to any matter other than nominees for election as directors to the Board and the Declassification Proposal, Viex shall have the right to vote in accordance with the recommendation of ISS and Glass Lewis with respect to such matters.
Viex agreed that it will not nominate or recommend for nomination any person for election at the 2016 Annual Meeting, submit proposals for consideration or otherwise bring any business before the 2016 Annual Meeting, nor will it engage in certain activities related to “withhold” or similar campaigns with respect to the 2016 Annual Meeting.
Under the terms of the Agreement, during the Standstill Period, Viex agreed not to, among other things, solicit proxies regarding any matter to come before any annual or special meeting of stockholders, or enter into a voting agreement or any group with stockholders other than Viex affiliates and current group members. In addition, among other standstill provisions, Viex agreed that, during the Standstill Period, Viex will not seek to make, or encourage any third party in making, any offer or proposal with respect to any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, spin-off, asset sale, joint venture or other business combination involving the Company and will not seek, or encourage any person, to submit nominees in furtherance of a contested solicitation for the election or removal of directors.
The Company also agreed to reimburse Viex for its reasonable, documented out-of-pocket fees and expenses, including legal expenses, in connection with the 2016 Annual Meeting and the negotiation and execution of the Agreement, up to a maximum of $15,000.
Each of the parties to the Agreement also agreed to mutual non-disparagement obligations.
A copy of the press release issued by the Company regarding these events is attached hereto as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit
10.1	Agreement, dated as of March 11, 2016, by and among Maxwell Technologies, Inc. and Viex Capital Advisors, LLC and its affiliates
99.1	Press Release, dated March 14, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: March 14, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of March 11, 2016, by and among Maxwell Technologies, Inc. and Viex Capital Advisors, LLC and its affiliates
99.1	Press Release, dated March 14, 2016